EXHIBIT NO. 99.(a)(4)

COLONIAL HIGH INCOME MUNICIPAL TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

Pursuant to Article IX, Section 7 of the Amended and Restated Declaration of Trust dated January 9, 1989, as amended (the “Declaration”), of Colonial High Income Municipal Trust (the “Trust”), the Trustees of the Trust hereby amend Article I, Section 1 of the Declaration to read in its entirety as follows:

“Section 1. This Trust shall be known as “MFS High Income Municipal Trust,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.”

Pursuant to Article IX, Section 7 of the Declaration, this instrument shall be effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 29, 2007, and further certify, as provided by the provisions of Article IX, Section 7 of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 7 of the Declaration.

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler	Robert J. Manning
804 W. Park Avenue	13 Rockyledge Road
State College PA 16803	Swampscott MA 01907

LAWRENCE H. COHN	LAWRENCE T. PERERA
Lawrence H. Cohn	Lawrence T. Perera
45 Singletree Road	18 Marlborough Street
Chestnut Hill MA 02467	Boston MA 02116

DAVID H. GUNNING	ROBERT C. POZEN
David H. Gunning	Robert C. Pozen
2571 N. Park Blvd.	9 Arlington Street
Cleveland Heights OH 44106	Boston MA 02116

WILLIAM R. GUTOW	J. DALE SHERRATT
William R. Gutow	J. Dale Sherratt
3 Rue Dulac	86 Farm Road
Dallas TX 75230	Sherborn MA 01770

MICHAEL HEGARTY	LAURIE J. THOMSEN
Michael Hegarty	Laurie J. Thomsen
177 Old Briarcliff Road	235 Nashawtuc Road
Briarcliff Manor NY 10510	Concord MA 01742

J. ATWOOD IVES	ROBERT W. UEK
J. Atwood Ives	Robert W. Uek
17 West Cedar Street	536 Tierra Mar Lane
Boston MA 02108	Naples FL 34108